Exhibit 10.7
WILLBROS GROUP, INC.
INCENTIVE STOCK OPTION AGREEMENT
THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into effective as of the _______________ day of _____________________, 201____ (“Effective Date”), by and between Willbros Group, Inc., a Delaware corporation (the “Company”), and ____________________________, an individual (“Employee”).
WITNESSETH :
WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan (the “Plan”), for the purpose of promoting the success and enhancing the value of the Company by linking the personal interests of the Participants (as defined in the Plan) to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance; and
WHEREAS, ______________________________ is a key employee of the Company or a “Subsidiary” (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)), and the Committee (as defined in the Plan) desires to grant to Employee an option under the Plan which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto hereby agree as follows:
1. GRANT OF OPTION. The Company hereby grants to Employee the right and option to purchase from the Company, during the periods and on the terms and conditions hereinafter set forth, an aggregate of _____________________________ shares of its common stock, par value $.05 per share (“Share” or “Shares”), at a price of $____ per Share, being the Fair Market Value (as defined in the Plan) of a Share on the Effective Date (hereinafter, the “Option”).
2. EXERCISE PERIODS. Subject to the terms of this Agreement, the Option shall become exercisable, in whole or in part, only at the times and during the periods and for the number of Shares set forth below:
(a) On or after ________________, but no later than _______________, __________ Shares;
(b) On or after ________________, but no later than _______________, __________ Shares;
(c) On or after ______________, but no later than _______________, __________ Shares; and
(d) On or after ______________, but no later than ______________, ___________ Shares.

3. EXERCISE OF OPTION. That portion of the Option which is exercisable may be exercised, in whole or in part, by Employee only so long as Employee remains, on or after the Effective Date, continuously in the employ of the Company or any of its Subsidiaries except as otherwise provided by this Agreement. At the time of exercise, Employee shall deliver to the Company a written notice duly signed by Employee stating the number of Shares as to which the Option is being exercised at that time, together with payment for the full exercise price of the Option with respect to said Shares (a) in cash (or certified or bank cashier’s check payable to the order of the Company); (b) by delivery of shares of common stock of the Company then owned by Employee (such shares being valued at their Fair Market Value at the time of such exercise); (c) by a combination of such methods; or (d) by other means that the Committee deems appropriate; plus, in each case, any applicable withholding tax thereon, whereupon certificates or evidence of book entry Shares will be delivered to Employee. The minimum number of Shares which may be purchased at any time by exercise of the Option is 100 Shares unless the number purchased is the total number purchasable under the Option at that time. The Option shall not be exercisable with respect to fractions of a Share. No exercise or failure to exercise as to a portion of the Shares shall preclude a later exercise or exercises as to additional portions.
4. INCENTIVE STOCK OPTION. The Option is intended to qualify as an “incentive stock option,” as such term is defined at Section 422 of the Code, and shall be construed in accordance with such intent, and any provision of this Agreement which may be inconsistent with such intent is deemed to be modified to the extent necessary to be consistent with such intent; provided, however, Employee acknowledges and understands that the status of the Option as an “incentive stock option” depends on various factors relating to the Plan, the Option and the grant thereof (including the exercise price of the Option), and that the Option may be determined not to qualify as an “incentive stock option.” In addition, certain decisions, amendments, interpretations and actions of the Committee, including without limitation any extension of the period in which the Option may be exercised under Sections 8(a) and 8(b) hereof, may cause the Option to cease to qualify as an incentive stock option pursuant to the Code and, by accepting the Option, Employee agrees in advance to such disqualifying action.
5. EMPLOYMENT. Nothing contained in this Agreement shall confer upon Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary to terminate Employee’s employment at any time with or without cause. A leave of absence approved by the Company or any Subsidiary shall not be deemed an interruption of continuous employment under the Plan or this Agreement.

6. THE PLAN AND AMENDMENTS. This Agreement shall be subject to the terms and conditions of the Plan as presently constituted and as may be amended hereafter from time to time, including the discretion therein provided to the Committee. Except as may be otherwise provided by the Plan, amendments to the Plan shall constitute amendments to this Agreement and shall be incorporated herein without the execution of any amendment or supplement hereto by the parties. The parties further agree to any amendment of this Agreement, without the execution of any amendment or supplement, upon notice from the Company to Employee that the terms and conditions of this Agreement shall be amended to conform to any formal guidelines published by the Secretary of the Treasury of the United States or his or her delegate prescribing the requirements for “incentive stock options.”
7. STOCKHOLDER RIGHTS PRIOR TO EXERCISE OF OPTIONS. Neither Employee nor any of Employee’s heirs, legal representatives or beneficiaries shall be deemed to have any rights as a stockholder of the Company with respect to any Shares covered by the Option until the date of the issuance by the Company of a certificate to Employee or evidence of book entry registration for such Shares.
8. RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT.
(a) In the event of the death of Employee while in the employ of the Company or any of its Subsidiaries, Employee’s estate or beneficiaries shall have a period up to the earlier of one year after Employee’s death or 10 years after the date hereof within which to exercise the Option, to the extent Employee could have exercised the Option at the date of Employee’s death, unless the Committee, in its sole discretion, extends such period (but not beyond 10 years after the date hereof). The Option, to the extent not exercised during such period, shall terminate upon the expiration of such period.
(b) In the event of Employee’s termination of employment with the Company and its Subsidiaries by reason of Employee’s Disability (as hereinafter defined), Employee, or Employee’s guardian or legal representative, shall have a period up to the earlier of one year after commencement of Employee’s Disability or 10 years after the date hereof within which to exercise the Option, to the extent Employee could have exercised the Option at the date of commencement of Employee’s Disability, unless the Committee, in its sole discretion, extends such period (but not beyond 10 years after the date hereof). The Option, to the extent not exercised during such period, shall terminate upon the expiration of such period. The term “Disability” shall mean Employee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(c) In the event of termination of Employee’s employment with the Company and its Subsidiaries for any reason other than death or Disability, as described in paragraphs (a) or (b) of this Section 8, Employee shall have a period of up to three months from the date of termination of employment (but not beyond 10 years after the date hereof) within which to exercise the Option, to the extent Employee could have exercised the Option at the date of Employee’s termination of employment. The Option, to the extent not exercised during such period, shall terminate upon expiration of such period.
9. RIGHTS IN EVENT OF CHANGE OF CONTROL. Notwithstanding the provisions of Section 2 above, in the event of a Change of Control (as hereinafter defined), the Option shall become immediately and fully exercisable in the manner provided in Section 3 hereof unless the Committee determines prior to the Change of Control, in accordance with Section 14.2 of the Plan, that the Option shall not become exercisable upon the occurrence of the Change of Control. The term “Change of Control” shall have the meaning provided in the Plan, except that for purposes of clauses (a) and (b) of such definition, “fifty percent (50%) or more” shall be substituted for “thirty percent (30%) or more” each place it appears in clauses (a) and (b) of such definition.
10. SHARES RESERVED; TAXES. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement. The Company shall pay all original issue taxes with respect to the issue of Shares pursuant hereto and all other fees and expenses necessarily incurred in connection therewith.
11. INVESTMENT REPRESENTATION. Employee represents to the Company and agrees that if Employee exercises the Option, in whole or in part, at a time when there is not in effect under the U.S. Securities Act of 1933, as amended, a registration statement relating to the Shares issuable upon exercise hereof and available for delivery a prospectus meeting the requirements of Section 10 of said Act, Employee will acquire such Shares upon such exercise for the purpose of investment and not with a view to their resale or distribution and that, upon each such exercise of the Option, Employee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Such written agreement shall also state that such Shares shall not be transferred except pursuant to an effective registration statement under said Act or in accordance with an exemption from registration thereunder. If certificates are provided for Shares issued hereunder, they shall bear the following legend if a registration statement relating to the Shares issuable upon exercise hereof is not in effect at the time of exercise of the Option:
The securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such sale or transfer is exempt from registration under such acts and laws.

12. PAYMENT OF WITHHOLDING TAX. Upon exercise by Employee of the Option, the Company shall have the right to deduct from any cash amounts otherwise payable to Employee any amounts required to satisfy all tax withholding requirements which may be imposed upon such exercise under applicable federal, state, local or other laws.
13. NO TRANSFERABILITY. The Option shall not be transferable except by will or the laws of descent and distribution.
14. FORFEITURE AND CLAWBACK.
(a) Employee agrees that in the event Employee violates the confidentiality, non-competition, non-solicitation or non-disparagement provisions of any agreement between Employee and the Company or any Subsidiary, or any plan of the Company or any Subsidiary in which Employee participates, including any severance plan, Employee will forfeit in its entirety any remaining portion of the Option which has not previously been exercised under Section 3, irrespective of whether the remaining portion of the Option is currently exercisable in whole or in part at the time when it is forfeited, and all of Employee’s rights thereto shall terminate without any payment of consideration by the Company.
(b) Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, Employee acknowledges that any incentive-based compensation paid to Employee hereunder may be subject to recovery by the Company under any clawback policy which the Company may adopt from time to time, including without limitation any policy which the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s Common Stock may be listed. Employee agrees to promptly return any such incentive-based compensation which the Company determines it is required to recover from Employee under any such clawback policy.
15. DESIGNATION OF BENEFICIARY. Employee’s beneficiary for receipt of any payment made under this Award Agreement in the event of Employee’s death shall be the person(s) designated as Employee’s beneficiary(ies) for life insurance benefits under the Company’s life insurance benefits plan unless Employee designates a different beneficiary on a form prescribed by the Company. If no beneficiary is designated, upon Employee’s death, payment shall be made to Employee’s estate.

16. NOTICES. All notices required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, telegram or mail, addressed as follows:

If to the Company:	Lori Pinder
Deputy Corporate Secretary
4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027

If to Employee:	The address for Employee set forth on the
records of the Company or a Subsidiary
Each notice shall be deemed to have been given on the date it is received. Such addresses may be changed by notice given by the party making such change delivered to the other party hereto.
17. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, beneficiaries, successors and assigns.
18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF, Employee has executed this Agreement, and the Company has caused this Agreement to be executed by its duly authorized officer, effective as of the day and year first above written.

“Company” WILLBROS GROUP, INC.
By:
Name:
Title:

“EMPLOYEE”

Name:

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